MINERAL PROPERTY PURCHASE AGREEMENT


            THIS AGREEMENT dated for reference July 28, 2006.


BETWEEN:

            AINSLIE  CORRIGAN,  of  326 Penman Avenue, Garson, Ontario, P3L 1S5;
            and

            (the "Vendor")

                                                               OF THE FIRST PART

AND:

            ENDEAVOR EXPLORATIONS INC., a company incorporated pursuant to the laws of Nevada with an office at No. #2 888 - 888 Dunsmuir Street, Vancouver, British Columbia, V6C 3K4;

            (the "Purchaser")

                                                              OF THE SECOND PART

W H E R E A S :

A. The Vendor is the owner of one mineral claim located in the Omineca Mining Division at approximately Latitude 53* 39' 30'' N and Longitude 121* 3' 50" W and is known as the Fork claim (the "Claim");

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase a 100% right, interest and title in and to the Claim, subject to a 1% net smelter returns royalty, upon the terms and conditions hereinafter set forth;

            NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS
FOLLOWS:

1.          VENDOR'S REPRESENTATIONS

1.1         The Vendor represents and warrants to the Purchaser that:

      (a) the Vendor is the owner of the Claim and holds the right to transfer title to the Claim and to explore and develop the Claim;





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      (b)   the Vendor holds the Claim free and clear  of all liens, charges and claim of others, and the Vendor has a free and unimpeded right of access to the Claim and has use of the Claim surface for the herein purposes;

      (c) the Claim have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the Northwest Territories and are in good standing in British Columbia as of the date of this Agreement;

      (d) there are no adverse claims or challenges against or to the Vendor's ownership of or title to any of the Claim nor to the knowledge of the Vendor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Claim or any portion thereof;

      (e) the Vendor has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which the Vendor is a party or by which he is bound or to which he is subject; and

      (f) no proceedings are pending for, and the Vendor is unaware of any basis for, the institution of any proceedings which could lead to the placing of either Vendor in bankruptcy, or in any position similar to bankruptcy.

1.2 The representations and warranties of the Vendor set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claim by the Purchaser.

2.          THE PURCHASER'S REPRESENTATIONS

            The Purchaser warrants and represents to the Vendor that it is a body corporate, duly incorporated under the laws of the state of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.          SALE OF CLAIM

            The Vendor hereby sells, grants and devises to the Purchaser a 100% undivided right, title and interest in and to the Claim, subject to a 1% net smelter returns royalty, in consideration of the Purchaser paying $7,500 to the Vendor forthwith upon execution of this Agreement.

4.          COVENANTS OF THE PURCHASER




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            The Purchaser shall perform all work on the Claim  in  a  miner-like manner and shall comply with all laws, regulations and permitting requirements of Canada and the province of British Columbia including compliance with all:

      (a)   environmental statutes, guidelines and regulations;

      (b)   work permit conditions for lakes and streams; and

      (c)   work restrictions relating to forest fire hazards.

5.          NET SMELTER RETURNS ROYALTY

5.1 On the date the Purchaser commences commercial production on the Claim, the Vendor shall be entitled to receive and the Purchaser shall pay to the Vendor 1% of Net Smelter Returns.

5.2 The Purchaser shall be under no obligation whatsoever to place the Claim into commercial production and in the event they are placed into commercial production, the Purchaser shall have the right, at any time, to curtail or suspend such production as it, in its absolute discretion, may determine.

5.3 Net Smelter Returns and the payments payable to the Vendor hereunder shall be adjusted and paid quarterly, and within 90 days after the end of each fiscal year during which the Claim were in commercial production, the records relating to the calculation of Net Smelter Returns during that fiscal year shall be audited and any adjustments shall be made forthwith, and the audited statements shall be delivered to the Vendor who shall have 60 days after receipt of such statements to question in writing their accuracy and failing such question, the statements shall be deemed correct.

5.4 For the purposes of paragraph 5.3, the Vendor or his representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect those books and financial records of the Purchaser as are relevant to the determination of Net Smelter Returns, and, at the expense of the Vendor, to make copies thereof.

5.5 For the purpose of this section, "Net Smelter Returns" means the net amount shown due by the smelter or other place of sale from the sale of mineral products, as indicated by its returns or settlement sheets, after payment of (1) all freight charges from the shipping point to the smelter or other place of sale, (2) all other proper treatment or other charges at such smelter or other place of sale, and (3) federal or state royalties due and payable on production, if any;








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6.          FORCE MAJEURE

            If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar as is possible, shall promptly give written notice to the Vendor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Vendor as soon as such cause ceases to exist.

7.          ENTIRE AGREEMENT

            This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

8.          NOTICE

8.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered to the other party at its respective address first noted above, and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the fourth business day after the date of mailing thereof.

8.2 Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

9.          RELATIONSHIP OF PARTIES

            Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

10.         FURTHER ASSURANCES

            The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

11.         TIME OF ESSENCE

            Time shall be of the essence of this Agreement.





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12.         TITLES

            The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

13.         CURRENCY

            All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

14.         NONSEVERABILITY

            This Agreement shall be considered and construed as a single instrument and the failure to perform any of the terms and conditions in this Agreement shall constitute a violation or breach of the entire instrument or Agreement and shall constitute the basis for cancellation or termination.

15.         APPLICABLE LAW

            The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

17.         ENUREMENT

            This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

            IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                                              ENDEAVOR EXPLORATIONS INC.

/S/ AINSLIE CORRIGAN                          PER:  /S/ BELKIS JIMENEZ RIVERO
______________________________                ______________________________
AINSLIE CORRIGAN                              AUTHORIZED SIGNATORY